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                                                                  Exhibit 8 (jj)

                               FIRST AMENDMENT TO

                          AGREEMENT DATED JULY 1, 1997

     THIS FIRST AMENDMENT is made this 1st day of May, 2009, between JANUS ASPEN SERIES, a Delaware statutory trust (the "Trust"), and JANUS CAPITAL MANAGEMENT LLC, a Delaware limited liability company ("JCM").

                                   WITNESSETH

     WHEREAS, the Trust and Janus Capital Corporation are parties to an Agreement related to the allocation of expenses incurred on behalf of Worldwide Growth Portfolio (the "Portfolio"), dated July 1, 1997 (the "Agreement");

     WHEREAS, Janus Capital Corporation's interest in the Agreement was transferred to and assumed by JCM by a Transfer and Assumption Agreement dated April 1, 2002;

     WHEREAS, the parties desire to amend the Agreement as set forth in greater detail below; and

     WHEREAS, the name of the Portfolio has been changed to Worldwide Portfolio effective May 1, 2009;

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements set forth below, the parties agree to amend the Agreement as follows:

     1. All references to "Worldwide Growth Portfolio" shall be replaced with "Worldwide Portfolio."

     2. The parties acknowledge that the Agreement, as amended, remains in full force and effect as of the date of this Amendment, and that this Amendment, together with the Agreement, contains the entire understanding and the full and complete agreement of the parties and supercedes and replaces any prior understandings and agreements among the parties respecting the subject matter hereof.

     3. This Amendment may be contemporaneously executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

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     IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date first above written.

                                      JANUS CAPITAL MANAGEMENT LLC


                                      By: /s/ Gregory A. Frost
                                          --------------------------------------
                                          Gregory A. Frost, Executive Vice
                                          President and Chief Financial Officer


                                      JANUS ASPEN SERIES


                                      By: /s/ Stephanie Grauerholz-Lofton
                                          --------------------------------------
                                          Stephanie Grauerholz-Lofton
                                          Vice President and Secretary